News Release

TranSwitch Corporation Announces the
Termination of its Agreement to issue Additional Shares

SHELTON, CT – June 14, 2010 – SHELTON, Conn.--(BUSINESS WIRE)--TranSwitch® Corporation (NASDAQ: TXCC) a leading provider of semiconductor solutions for the converging voice, data and video network, today announced that following its successful Rights Offering, it exercised its option today to terminate its Common Stock Purchase Agreement  with Seaside 88, LP, a Florida limited partnership (“Seaside”), dated December 31, 2009 (the “Common Stock Purchase Agreement”).  Pursuant to the Common Stock Purchase Agreement, Seaside had committed to purchase up to an aggregate of 1,950,000 shares of TranSwitch common stock in blocks of 75,000 shares every two weeks for a one year period.   Prior to the termination, an aggregate of 900,000 shares were sold to Seaside pursuant to the terms of the Common Stock Purchase Agreement.

Such sales of securities to Seaside were offered and sold pursuant to an effective shelf registration statement.  The offering is being made only by means of a prospectus.  Copies of the final prospectus supplement and accompanying base prospectus relating to the offering can be obtained from going to the Investors section of the Company’s website at www.transwitch.com and clicking on the SEC filings link or from the U.S. Securities and Exchange Commission’s website at www.sec.gov.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

 About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, with many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company. For more information, visit www.transwitch.com.

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Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results, involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with acquiring new businesses; the risk of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch's products and products developed by TranSwitch's customers; risks relating to TranSwitch's indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch's  filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

For More Information Contact:

Robert A. Bosi
Vice President and Chief Financial Officer
Phone: 203.929.8810 ext. 2465

Ted Chung
Vice President, Business Development
TranSwitch Corporation
Phone: 203.929.8810 ext. 2004